EXHIBIT 4

                               ANTS SOFTWARE INC.
                             2000 STOCK OPTION PLAN


         1. PURPOSE OF THE PLAN. The purpose of this Stock Option Plan is to offer certain Employees and Consultants of the Company and its Affiliates the opportunity to acquire a proprietary interest in the Company by the grant of options to purchase shares of Common Stock of the Company. Through the Plan, the Company seeks to attract, motivate, and retain those highly competent persons upon whose efforts the success of the Company depends. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant of an option and subject to the applicable provisions of Section 422 of the Code and the regulations promulgated thereunder. Options granted under the Plan may be immediately exercisable, or may be exercisable in installments, as determined by the Administrator at the time of grant.

         2. DEFINITIONS. As used herein, the following definitions shall apply.

                  "ADMINISTRATOR" means the Board or any of its Committees appointed pursuant to Section 4 of the Plan.

                  "AFFILIATE" means any parent or subsidiary (as defined in Section 424(e) and (f) of the Code) of the Company.

                  "BOARD" means the Board of Directors of the Company.

                  "CODE" means the Internal Revenue Code of 1986, as amended.

                  "COMMITTEE" means a committee appointed by the Board in accordance with Section 4 of the Plan.

                  "COMMON STOCK" means the common stock of the Company.

                  "COMPANY" means ANTs software inc.

                  "CONSULTANT" means any person other than an Employee who is engaged by the Company or any Affiliate to render consulting or advisory services and is compensated for such services, including a non-Employee director.

                  "CONTINUOUS STATUS AS AN EMPLOYEE OR CONSULTANT" means that the employment or consulting relationship with the Company or any Affiliate is not interrupted or terminated. For purposes of Incentive Stock Options, the term "Continuous Status as an Employee or Consultant" means that the employment relationship with the Company or any Affiliate is not interrupted or terminated. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of (i) any leave of absence approved by the Company or an Affiliate or (ii) transfers between locations of the Company and its


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Affiliates or between the Company and any  Affiliate,  or between  Affiliates or
(iii) transfer between Employee and Consultant Status. If reemployment upon expiration of a leave of absence approved by the Company or an Affiliate is not guaranteed by statute or contract, on the 181st day after such leave commences any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. In the event of an Optionee's change in status from Consultant to Employee or Employee to Consultant, an Optionee's Continuous Status as an Employee or Consultant shall not automatically terminate solely as a result of such change in status. However, in such event, an Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option three months and one day following such change of status.

                  "CORPORATE TRANSACTION" means (i) a merger or acquisition in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state of the Company's incorporation, (ii) the sale, transfer, or other disposition of all or substantially all of the assets of the Company, or (iii) any reverse merger in which the Company remains the surviving entity following its acquisition by another enterprise.

                  "DISABILITY" means total and permanent mental or physical disability as defined in Section 22(e)(3) of the Code.

                  "EMPLOYEE" means any person, including officers and directors, employed by the Company or any Affiliate. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "FAIR MARKET VALUE" means, as of any date, the value of Common Stock determined as follows:

                           (i) If the Common Stock is listed on any  established
stock exchange or a national market system including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid price, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

                           (ii) If the  Common  Stock is  regularly  quoted by a
recognized securities dealer but selling prices are not reported, Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination; or

                           (iii) In the absence of an established market for the
Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.


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                  "INCENTIVE  STOCK OPTION" means an Option  intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

                  "NONSTATUTORY STOCK OPTION" means an Option not intended to qualify as an Incentive Stock Option.

                  "OPTION" means a stock option granted pursuant to the Plan.

                  "OPTIONED SHARES" means the shares of Common Stock subject to an Option.

                  "OPTIONEE" means an Employee or Consultant who receives an Option.

                  "PLAN" means the ANTs software inc. 2000 Stock Option Plan.

                  "RULE 16B-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3.

                  "SERVICE PROVIDER" means an Employee or Consultant.

                  "SHARE" means a share of the Common Stock, as adjusted in accordance with Section 11 below.

         3. STOCK SUBJECT TO THE PLAN. The maximum aggregate number of Shares which may be optioned and sold under the Plan is 10,450,000, subject to adjustment in accordance with Section 11 below. If an Option expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an option exchange program authorized by the Administrator, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); unvested Shares repurchased by the Company at their original purchase price shall become available for future grant under the Plan.

         4. ADMINISTRATION OF THE PLAN.

                  (a) INITIAL PLAN PROCEDURE. Prior to the date, if any, upon which the Company becomes subject to the Exchange Act, the Plan shall be administered by the Board or a Committee appointed by the Board.

                  (b) Plan Procedure after the Date, if any, upon which the Company becomes Subject to the Exchange Act.

                           (i) MULTIPLE  ADMINISTRATIVE  BODIES. The Plan may be
administered by different Committees with respect to different groups of Service Providers.

                           (ii)   SECTION   162(M).   To  the  extent  that  the
Administrator determines it to be desirable to qualify Options granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code.



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                           (iii) RULE 16B-3. To the extent  desirable to qualify
transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

                           (iv) Other Administration. Other than as provided for
above, the Plan shall be administered by (A) the Board or (B) a Committee, which Committee shall be constituted to satisfy applicable laws.

                  (c) POWERS OF THE ADMINISTRATOR. Subject to the provisions of the Plan and in the case of specific duties delegated by the Board to such Committee, and subject to the approval of relevant authorities, including the approval, if required, of any stock exchange or national market system upon which the Common Stock is then listed, the Administrator shall have the authority, in its discretion:

                           (i) to determine  the Fair Market Value of the Common
Stock:

                           (ii) to select the  Consultants and Employees to whom
Options may from time to time
be granted hereunder;

                           (iii) to determine whether and to what extent Options
are granted hereunder;

                           (iv) to determine  the number of Shares to be covered
by each such Option granted
hereunder;

                           (v) to approve the terms of Agreements used under the
Plan;

                           (vi)  to  determine  the  terms  and  conditions  not
inconsistent with the terms of the Plan, of any Option granted hereunder. Such terms and conditions may include, but are not limited to, the exercise price, the time or times when Options may be exercised, the vesting schedule, any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

                           (vii)   to   determine   whether   and   under   what
circumstances an Option may be settled in cash or Shares under Section 9(e) below;

                           (viii) to reduce the exercise  price of any Option to
the then current Fair Market Value if the Fair Market Value of the Common Stack covered by such Option has declined since the date the Option was granted; and


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                           (ix) to construe and  interpret the terms of the Plan
and awards granted pursuant to the Plan.

                  (d)  EFFECT  OF  ADMINISTRATOR'S   DECISION.   All  decisions,
determinations, and interpretations of the Administrator shall be final and binding on all Optionees and any other holders of any Options.

         5. ELIGIBILITY.

                  (a) Incentive Stock Options may be granted only to Employees. Nonstatutory Stock Options may be granted to Employees and Consultants. An Employee or Consultant who has been granted an Option may, if otherwise eligible, be granted additional Options.

                  (b) Each Option shall be designated in the written Option Agreement either as an Incentive Stock Option or as a Nonstatutory Stock Option.

                  (c) The Plan shall not confer upon any Optionee any right with respect to the continuation of the Optionee's employment or consulting relationship with the Company, nor shall it interfere in any way with the Optionee's right or the Company's right to terminate the Optionee's employment or consulting relationship at any time, with or without cause.

         6. TERM OF THE PLAN. The Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 13 below.

         7. TERM OF OPTION. The term of each Option shall be the term stated in the Option Agreement; provided, however, that the term shall be no more than ten
(10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Affiliate, the term of the Option shall not exceed five years from the date of grant thereof.

         8. OPTION EXERCISE PRICE AND CONSIDERATION.

                  (a) The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Board, but in the case of:

                           (i) an Option granted to an Employee who, at the time
of the grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Affiliate, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.


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                           (ii)  an  Incentive   Stock  Option  granted  to  any
Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

                           (iii) a  Nonstatutory  Stock  Option  granted  to any
Consultant or Employee, the per Share exercise price shall be no less than 85% of the Fair Market Value per Share on the date of grant.

                  (b) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant) and may consist entirely of (i) cash, (ii) check, (iii) other Shares which (A) in the case of Shares acquired upon exercise of an Option have been owned by the Optionee for more than six months on the date of surrender and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (iv) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale proceeds required to pay the exercise price, or (v) any combination of the foregoing methods of payment. In making its determination as to type of the consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

         9. EXERCISE OF OPTION.

                  (a) PROCEDURE FOR EXERCISE; RIGHTS AS A SHAREHOLDER. Any Option granted hereunder shall be exercisable and shall vest at such times and under such conditions as determined by the Administrator, including performance criteria with respect to the Company and/or the Optionee, and shall be permissible under the terms of the Plan, but in no case shall an Option or the Shares purchased thereunder vest at a rate of less than 20% per year. An Option may not be exercised for a fraction of a Share.

                  An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under Section 8(b) above. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 below.

                  Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.




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                  (b)  TERMINATION  OF EMPLOYMENT  OR  CONSULTING  RELATIONSHIP.
Except as provided in Section 9(e) below, upon termination of an Optionee's Continuous Status as an Employee or Consultant, other than upon the Optionee's death or Disability, the Optionee may exercise his or her Option, but only within three (3) months following the Optionee's termination, and only to the extent that the Option was vested at the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). To the extent that Optionee is not vested in the Option at the date of termination, or if the Option is not exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

                  (c) DISABILITY OF OPTIONEE. In the event of termination of an Optionee's Continuous Status as an Employee or Consultant as a result of his or her Disability, the Optionee may, but only within twelve (12) months from the date of such termination (and in no event later than the expiration date of the term of his or her Option as set forth in the Notice of Grant), exercise the Option to the extent the Option was vested on the date of such termination. To the extent the Optionee is not entitled to exercise the Option on the date of termination, or if the Optionee does not exercise the Option to the extent so entitled within the time specified herein, the Option shall terminate, and the Shares covered by the Option shall revert to the Plan.

                  (d) DEATH OF OPTIONEE. In the event of the death of an Optionee while an Employee or Consultant, the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration date of the term of his or her Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who has acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Option was vested at the date of death. To the extent that Optionee is not vested in the Option at the date of death, or if the Option is not exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

                  (e) In the event of termination of an Optionee's Continuous Status as an Employee or Consultant as a result of misconduct (including, but not limited to, any act of dishonesty, willful misconduct, fraud or embezzlement) or should the Optionee make or attempt to make any unauthorized use or disclosure of material confidential information or trade secrets of the Company or any Affiliate, then in any such event his or her option shall terminate and cease to be exercisable immediately upon such termination of such Service Provider Status or such unauthorized disclosure or use of confidential or secret information or attempt thereat.

                  (f) BUYOUT PROVISION. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.




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         10.  NON-TRANSFERABILITY OF OPTIONS.  Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

         11. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, LIQUIDATION, OR CORPORATE TRANSACTIONS.

                  (a) CHANGES IN CAPITALIZATION. The number of Shares covered by each outstanding Option, and the number of Shares which have been authorized for which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the exercise price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock or any other increase or decrease in the number of issued and outstanding Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration". Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive.

                  (b) DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed dissolution or liquidation. In such event, the Administrator, in its discretion, may provide for an Optionee to fully vest in his or her Option and may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option shall lapse as to any or all such Shares. To the extent it has not been previously exercised, an Option will terminate immediately or the consummation of such proposed dissolution or liquidation.

                  (c) CORPORATE TRANSACTION. In the event of a Corporate Transaction, each outstanding Option shall confer the right to purchase or receive, for each Optioned Share subject to the Option immediately prior to such Corporate Transaction, the consideration (whether stock, cash, or other securities or property) received or receivable by holders of Common Stock in connection with such Corporate Transaction. In the event that the successor corporation refuses to confer such right, the Optionee shall fully vest in the Option. If an Option becomes fully vested pursuant to the preceding sentence, the Administrator shall notify the Optionee that the Option shall be fully vested for a period of time not less than fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period.

                  (d) DEFERRED DISTRIBUTIONS. To the extent permitted by the Administrator, an Optionee may elect to defer distributions with respect to an Option that is terminating due to a Corporate Transaction. To do so, the Optionee must file a deferral election with the Administrator directing that his or her Shares (or cash or other property in lieu of Shares if the shares are unavailable due to such corporate Transaction) be distributed to the Optionee in installments over a period of time not to exceed ten (10) years, commencing within two (2) years following the closing of such Corporate Transaction. In the event of such election, then the successor to the Company shall make distributions in accordance with the Optionee's election. In the event that such election is made less than 1 year before the closing of such Corporate Transaction, a late election penalty may be imposed.


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                  (e) PARACHUTE PAYMENT  LIMITATION.  Except as may be otherwise provided  in a Stock  Option  Agreement,  the grant of a stock  option  shall be
subject  to  certain   so-called   parachute   payment   limitations.   Any  tax
determinations required under this section shall be made in writing by the Company's independent accountants, whose determination shall be conclusive and binding for all purposes on the Company and on any and all affected optionees. If an optionee's stock option grant is impacted, the Company shall provide such
optionee  with  a  detailed   accounting  of  the  underlying   assumptions  and
calculations.

         12. TIME OF GRANTING OPTIONS. The date of grant of an Option shall, for all purposes, be the date on which the Administrator makes the determination granting such Option, or such other date as determined by the Administrator. Notice of the determination shall be given to each Employee or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

         13. AMENDMENT AND TERMINATION OF THE PLAN.

                  (a) AMENDMENT AND TERMINATION. The Board may at any time amend, alter, suspend, or discontinue the Plan, but no amendment, alteration, suspension, or discontinuation shall be made which would materially impair the rights of any Optionee under any grant theretofore made without his or her consent. In addition, to the extent necessary and desirable to comply with
Section 422 of the Code (or any other applicable law or regulation, including the requirements of any stock exchange or national market system upon which the Common Stock is then listed), the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

                  (b) EFFECT OF AMENDMENT AND TERMINATION. Any such amendment or termination of the Plan shall not affect Options already granted, and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

         14. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued pursuant to the exercise of Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and requirements of any stock exchange or national market system upon which the Common Stock is listed or traded, and shall be further subject to the approval of counsel for the Company with respect to such compliance.


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                  As a condition to the  exercise of an Option,  the Company may require the person exercising such Option so represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

         15. INABILITY TO OBTAIN AUTHORITY. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall have been obtained.

         16. AGREEMENTS. Options shall be evidenced by written agreements in such form as the Administrator shall approve from time to time.

         17. SHAREHOLDER APPROVAL. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such shareholder approval shall be obtained in the degree and manner required under applicable state and federal law and the rules of any stock exchange or national market system upon which the Common Stock is then listed or traded.

         18. INFORMATION TO OPTIONEES AND PURCHASERS. The Company shall provide each Optionee, not less frequently than annually, copies of the Company's annual financial statements. The Company shall also provide such statements to each individual who acquires Shares pursuant to the Plan while such individual owns such Shares.


Amended Date:    April 5, 2005



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